Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Donald C. Wood, the President and Chief Executive Officer of Federal Realty Investment Trust (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Report”). The undersigned hereby certifies, to the best of his knowledge, that:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 2, 2024	/s/ Donald C. Wood
Donald C. Wood,
Chief Executive Officer and Trustee
(Principal Financial and Executive Officer)